Exhibit 23.12

CONSENT OF RENE LEBLANC

October 12, 2018

VIA EDGAR

United States Securities and Exchange Commission

Re: Lithium Americas Corp. (the “Company”)

Registration Statement on Form S-8 dated October 12, 2018 (the “Form S-8”) for the Lithium Americas Corp. Amended and Restated Equity Incentive Plan and the Western Lithium USA Corporation Amended and Restated Employees’ and Directors’ Stock Option Plan

I, Rene LeBlanc, hereby consent to the use of my name in connection with reference to my involvement in the preparation of the following technical report (the “Technical Report”):

  Technical Report titled “Updated Feasibility Study, Reserve Estimation and Lithium Carbonate Production at the Cauchari-Olaroz Salars, Jujuy Province, Argentina”, dated January 15, 2018, effective March 29, 2017.

and to references to the Technical Report, or portions thereof, in the Form S-8 and to the inclusion or incorporation by reference of the information derived from the Technical Report related to me in the Form S-8. This consent extends to any amendments to the Form S-8, including post-effective amendments.

Yours truly,

/s/ Rene LeBlanc
Rene LeBlanc